UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Dana and certain of its subsidiaries (collectively, the Debtors) are presently operating under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code). The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     (e) Amendment to Employment Agreement with Michael J. Burns
     On December 18, 2006, the Bankruptcy Court entered an order (the Order) authorizing Dana to assume Mr. Burns’ original employment agreement, with certain conditions and limitations, subject to the execution of documentation reasonably acceptable to the official committee of unsecured creditors (the Creditors Committee) that has been appointed in the Bankruptcy Cases.
     Dana had entered into the original employment agreement with Mr. Burns when he joined the company as Chief Executive Officer and President in 2004. Under this agreement, Mr. Burns is entitled to receive certain compensation and benefits and is eligible to receive a supplemental retirement benefit intended to replace non-qualified supplemental retirement benefits from his prior employer that he forfeited upon leaving that employment. With respect to such supplemental retirement benefit, Dana established a notional account on Mr. Burns’ behalf and credited $5.9 million to that account in 2004. This account is credited with annual service-based credits (for which purpose, Mr. Burns is deemed to have completed 30 years of service with Dana) and interest. The account is subject to a 5-year vesting requirement, with partial acceleration in the event of Mr. Burns’ death or disability or a termination of his employment by Dana without cause or by him for good reason.
     On May 16, 2007, Dana entered into an amendment (the Amendment) to Mr. Burns’ original employment agreement consistent with the Order. A copy of the Amendment is attached to this report as Exhibit 99.1.
     The Amendment provides, among other things, for (i) an annual base salary of up to $1,035,000 for Mr. Burns, (ii) continuation of his participation in Dana’s Annual Incentive Plan or any successor plan, and (iii) his participation in the executive incentive compensation (EIC) plan discussed below, provided that Mr. Burns’ aggregate annual incentive compensation and executive incentive compensation may not exceed $5.5 million while Dana is in bankruptcy.
     Under the EIC plan provided in the Amendment, Mr. Burns is eligible to receive payments with respect to 2007 and 2008 upon the achievement of certain EBITDAR targets, as “EBITDAR” is defined in the Term Sheet attached to the Order and included in Exhibit 1 to the Amendment. For 2007, Mr. Burns is eligible to receive the following EIC payments, not to exceed a total of $4.5 million: (i) $3 million if Dana achieves EBITDAR of $250 million and (ii) an additional payment equal to 0.75% of any amount of EBITDAR between $250 million and $450 million. For 2008, Mr. Burns is eligible to receive the following EIC payments, not to exceed a total of $2.25 million: (i) $500,000 if Dana achieves EBITDAR of $375 million and (ii) additional payments equal to 1.0% of any amount of EBITDAR between $375 million and $450 million and 0.50% of any amount of EBITDAR between $450 million and $650 million. In computing these payments (other than the first portion of the 2007 payment), the awards will be reduced to reflect any claims in excess of $2.85 billion allowed in the Bankruptcy Cases. If earned, the

2007 payment will be made upon the later of 30 days after Dana (i) files its audited 2007 financial statements with the Securities and Exchange Commission (the SEC) or (ii) emerges from bankruptcy (i.e., consummates a plan of reorganization or a sale of all or substantially all of its assets under the Bankruptcy Code). The first portion of the 2007 payment will be paid in cash and any remainder will be paid in the form of common stock of the reorganized Dana. If earned, the 2008 payment will be made upon the later of 30 days after Dana (i) files its audited 2008 financial statements with the SEC or (ii) emerges from bankruptcy (as defined above) and will be paid entirely in the form of common stock of the reorganized Dana.
     Under the Amendment, Dana will assume 60% of Mr. Burns’ supplemental retirement benefit accrued as of March 3, 2006, upon the consummation of its plan of reorganization and the remaining 40% of such accrued benefit will remain an allowed general unsecured claim in the Bankruptcy Cases. However, to reflect parity with Dana’s salaried and bargained unit defined pension plans, if Dana’s defined benefit pension plans are terminated in a distress or involuntary termination, all of Mr. Burns’ supplemental retirement benefit will remain a general unsecured claim in the Bankruptcy Cases. Service credits and interest accrued to Mr. Burns’ notional account after March 3, 2006, will be allowed as an administrative claim in the Bankruptcy Cases.
     Mr. Burns’ employment agreement will continue in effect until it is terminated due to death or disability, by Dana with or without cause, or by Mr. Burns with or without good reason. In the event of a termination other than by Dana with cause, Mr. Burns will be entitled, among other things, to severance payments equal to the maximum amount permissible under the Bankruptcy Code, determined consensually with the Creditors Committee or, if no consensus is reached, as determined by the Bankruptcy Court.
     Under the Amendment, any claims by Mr. Burns for damages for termination of his employment agreement before Dana’s emergence from bankruptcy will be limited to allowed general unsecured claims in the Bankruptcy Cases equal to $4 million and any recovery will be limited to $3 million less any severance actually received from Dana.
     Contemporaneously with the Amendment, Mr. Burns executed a Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement, in the form attached to the Amendment as Exhibit 2, under which he has agreed to certain confidentiality obligations during and after his employment by Dana and to certain non-competition, non-disparagement and non-solicitation obligations following a termination of his employment for any reason (for a period of 6 months if the termination is during the bankruptcy proceedings and 12 months if the termination is after Dana’s emergence from bankruptcy). As consideration for this agreement, Mr. Burns will be entitled to a cash payment of $3 million if, after Dana emerges from bankruptcy, Dana terminates his employment other than for cause or he terminates his employment for good reason.
     Under the Amendment, the Change of Control Agreement between Mr. Burns and Dana dated February 3, 2004 is null and void.
     Executive Agreements with Paul E. Miller and Nick L. Stanage
     In the Order, the Bankruptcy Court also authorized Dana to enter into agreements with two other Dana named executive officers, Messrs. Miller and Stanage, subject to certain conditions and limitations.

     On May 16, 2007, Dana entered into executive agreements (each an Executive Agreement) with these two officers consistent with the Order. Copies of the Executive Agreements are attached to this report as Exhibits 99.2 and 99.3.
     The Executive Agreements provide, among other things, for (i) annual base salaries of $375,000 for Mr. Miller and $336,000 for Mr. Stanage, (ii) their continued participation in Dana’s Annual Incentive Plan or any successor plan, and (iii) their participation in executive incentive compensation (EIC) plans similar to the plan discussed above for Mr. Burns, provided that, while Dana is in bankruptcy, Mr. Miller’s aggregate 2007 annual incentive bonus and executive incentive compensation may not exceed $1,529,220 and Mr. Stanage’s 2007 aggregate annual incentive bonus and executive incentive compensation may not exceed $1,217,638.
     Under the EIC plans provided in the Executive Agreements, Messrs. Miller and Stanage are eligible to receive payments with respect to 2007 and 2008 upon the achievement of certain EBITDAR targets, as “EBITDAR” is defined in the Term Sheet attached to the Order. For 2007, they are eligible to receive the following EIC payments: (i) $497,778 for Mr. Miller and $422,222 for Mr. Stanage if Dana achieves EBITDAR of $250 million and (ii) additional payments equal to approximately 0.124% for Mr. Miller and 0.106% for Mr. Stanage of any amount of EBITDAR between $250 million and $450 million. For 2008, they are eligible to receive the following EIC payments: (i) $82,963 for Mr. Miller and $70,370 for Mr. Stanage if Dana achieves EBITDAR of $375 million and (ii) additional payments equal to 0.17% for Mr. Miller and 0.14% for Mr. Stanage of any amount of EBITDAR between $375 million and $450 million and 0.08% for Mr. Miller and 0.07% for Mr. Stanage of any amount of EBITDAR between $450 million and $650 million. These payments (other than the first portion of the 2007 payments) are subject to the EBITDAR adjustment mechanism discussed above with respect to Mr. Burns. The payments for 2007 and 2008, if earned, will be made at the same times as those for Mr. Burns. The first portion of the 2007 payments will be made in cash. Any remaining 2007 payments and the 2008 payments will be made in the form of common stock of the reorganized Dana.
     The Executive Agreements provide that Dana will assume supplemental retirement benefits accrued for Messrs. Miller and Stanage as of March 3, 2006, consisting of (i) lump sum payments totaling $2,483,000 to which Mr. Miller will be entitled if he continues employment with Dana to his normal retirement age (62) and (ii) a lump sum payment of $2,095,500 to which for Mr. Stanage will be entitled if he continues employment with Dana to his normal retirement age (62). However, if Dana’s defined benefit pension plans are terminated in a distress or involuntary termination, Messrs. Miller’s and Stanage’s supplemental retirement benefits will remain allowed general unsecured claims in the Bankruptcy Cases.
     Messrs. Miller’s and Stanage’s Executive Agreements will each continue in effect until terminated due to the officer’s death, disability, resignation or termination by Dana with or without cause. In the event of a termination other than by Dana for cause, they will be entitled, among other things, to severance payments equal to the maximum amount permissible under the Bankruptcy Code, determined consensually with the Creditors Committee or, if no consensus is reached, as determined by the Bankruptcy Court.
     Contemporaneously with the Executive Agreements, Messrs. Miller and Stanage each executed a Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement, in the form attached to their Executive Agreements as Exhibit A, under which they have agreed to certain confidentiality obligations during and after their employment by Dana and to certain non-competition, non-disparagement and non-solicitation obligations for a period of 12 months following a termination of employment for any reason.

     Under his Executive Agreement, the Change of Control Agreement between Mr. Miller and Dana dated May 3, 2004 is null and void.
Item 8.01. Other Events.
     In the Order discussed in Item 5.02, the Bankruptcy Court approved Dana’s entry into executive agreements with Tom Stone and Ralf Goettel, who are Dana executive officers but not named executive officers, subject to certain conditions and limitations.
     On May 16, 2007, Dana entered into an Executive Agreement and a Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement with Mr. Stone substantially similar in form to those with Messrs. Miller and Stanage. Under his Executive Agreement, a copy of which is attached to this report as Exhibit 99.4, Mr. Stone’s annual base salary is $440,000; his maximum EIC plan opportunities will be $633,333 for 2007 and $316,667 for 2008; and his aggregate 2007 annual incentive bonus and executive incentive compensation will be capped at $1,551,526.
     Dana expects to enter into an agreement with Mr. Goettel similar in a form to the Executive Agreements with Messrs. Miller, Stanage and Stone except as modified in accordance with certain provisions of German law that apply to Mr. Goettel. Dana will file a copy of such agreement with its Form 10-Q report for the quarter in which it enters into the agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

99.1	Amendment to Employment Agreement between Dana Corporation and Michael J. Burns, entered into on May 16, 2007, including the Term Sheet contained in Exhibit 1 thereto and the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit 2

99.2	Executive Agreement between Dana Corporation and Paul E. Miller, entered into on May 16, 2007, including the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit A

99.3	Executive Agreement between Dana Corporation and Nick L. Stanage, entered into on May 16, 2007, including the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit A

99.4	Executive Agreement between Dana Corporation and Tom Stone, entered into on May 16, 2007, including the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit A

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: May 22, 2007	By:	/s/ Marc S. Levin
Marc S. Levin
Acting General Counsel and Acting Secretary

Exhibit Index

Exhibit No.	Description

99.1	Amendment to Employment Agreement between Dana Corporation and Michael J. Burns, entered into on May 16, 2007, including the Term Sheet contained in Exhibit 1 thereto and the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit 2

99.2	Executive Agreement between Dana Corporation and Paul E. Miller, entered into on May 16, 2007, including the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit A

99.3	Executive Agreement between Dana Corporation and Nick L. Stanage, entered into on May 16, 2007, including the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit A

99.4	Executive Agreement between Dana Corporation and Tom Stone, entered into on May 16, 2007, including the Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement attached thereto as Exhibit A

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